Exhibit 4.25

Increase Confirmation

To:	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SINGAPORE BRANCH, as Facility Agent
From:	CADELER A/S, as Borrower

Dated: 9 February 2024

Dear Sirs

Cadeler A/S - Facility Agreement dated 15 November 2023 (the Facility Agreement)

1

We refer to the Facility Agreement. This agreement (the Agreement) shall take effect as an Increase Confirmation for the purpose of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2	We refer to Clause 2.2 (Increase) of the Facility Agreement.
3	The Increase Lender agrees to assume and will assume all of the obligations corresponding to €30,000,000 (the Increase Commitment) as if it was an Original Lender under the Facility Agreement.
4

The proposed date on which the increase in relation to the Increase Lender is to take effect (the Increase Effective Date) is 19 February 2024 or the date of confirmation of this Agreement by the Facility Agent, whichever is later.

5	On the Increase Effective Date, the Increase Lender becomes party to the relevant Finance Documents as a Lender.
6

The Increase Lender hereby appoints the Facility Agent to act as its agent under and in connection with the Finance Documents in accordance with Clause 28 (Roles of Facility Agent, Mandated Lead Arranger and Green Loan Co-ordinator) of the Agreement.

7	The administrative details of the Increase Lender for the purposes of this Agreement are set out below:
a.	Exact legal name of our institution for booking purposes (spelled in full specifying all capitalization and punctuation):

Legal Name: HSBC GTIDF HOLDCO S.À R.L.

Address: 4, rue Peternelchen, L-2370 Howald, Grand Duchy of Luxembourg

Telephone number: +44 203 2683419

Group email address: infradebtops@hsbc.com

b.	Persons to contact for documentation (together with address, telephone number, facsimile number and email address).

Name:	Alexandre Broggi / Dennis Si
Address:	22/F, HSBC Main Building, 1 Queen’s Road Central, Central, Hong Kong
Telephone Number:	+852 2841 8266 / +852 2284 1008
Fax Number:	n/a

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Email address:	alexandrebroggi@hsbc.com.hk / dennis.k.h.si@hsbc.com.hk

c.	Persons to contact after signing (together with address, telephone number, facsimile number and email address).

Credit Matters
Name:	Infra Debt Investment Team
Address:	8 Canada Square, Canary Wharf, London, E14 5HQ
Telephone Number:	N/a
Fax Number:	N/a
Email address:	infradebt.surveillance@hsbc.com

Loan Administration
Name:	Infra Debt ops
Telephone Number:	+44 203 2683419
Fax Number:	N/a
Email address:	infradebtops@hsbc.com hss.lux.hail@lu.hsbc.com 14696764808@tls.ldsprod.com

d.	Details of EUR account for receipt of interest/fee payments in respect of our commitment (as applicable).

EUR Payment Details
Beneficiary Bank:	HSBC Continental Europe
Swift No.:	CCFRFRPP
Country Payable:	France
Beneficiary Details:
A/C No.:	XXXXXXXXXXXXXXXXXXXXXXXXXXX
Payment Reference	Cadeler A/S

8	The Increase Lender expressly acknowledges the limitations on the Lenders' obligations referred to in Clause 2.2 (Increase).
9	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
10	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

/s/ Peter Brogaard Hansen

Cadeler A/S, as Borrower

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/s/ Simon Jardine

HSBC GTIDF HOLDCO S.À R.L. (by its duly appointed attorney, HSBC Global Asset Management (UK) Limited Portfolio Management Agreement dated 15 December 2023)

Authorised Signatory

Name: Simon Jardine

Title: Head of Investment Grade and Transition Investment, Infrastructure Debt

This Increase Confirmation is executed by the Facility Agent and the Increase Effective Date is confirmed as of 19 February 2024.

/s/ Abdul Hakeem Haji Osman

Abdul Hakeem Haji Osman

Client Services Manager

Issuer Services

For and on behalf of

The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch

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